EXHIBIT A
                                                                       ---------


                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13D


         Each of the undersigned hereby agrees to file jointly the statement on
Schedule 13D to which this Agreement is attached, and any amendments thereto that may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended.

         It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any future amendments to the Schedule 13D, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

         It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments hereto, filed on behalf of each of the parties hereto.


Date: December 15, 2005

                                       The Weinstein Company Holdings LLC


                                       By: /s/ Harvy Weinstein
                                           ------------------------------
                                           Name:  Harvey Weinstein
                                           Title: Co-Chairman



                                       By: /s/ Robert Weinstein
                                           ------------------------------
                                           Name:  Robert Weinstein
                                           Title: Co-Chairman



                                           /s/ Harvey Weinstein
                                           ----------------------------
                                           Harvey Weinstein



                                           /s/ Robert Weinstein
                                           ----------------------------
                                           Robert Weinstein